              As filed with the Securities and Exchange Commission
                               on August 21, 2000
                          Registration No. 333-_______

                                    Form S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              ELECTRONIC ARTS INC.

            Delaware                                 94-2838567
   (State of Incorporation)           (IRS employer identification no.)

                           209 Redwood Shores Parkway
                             Redwood City, CA 94065

                    (Address of principal executive offices)

                        2000 Employee Stock Purchase Plan
                            (Full title of the Plan)

                                 RUTH A. KENNEDY
              Senior Vice President, General Counsel and Secretary
                           209 Redwood Shores Parkway
                             Redwood City, CA 94065
                                 (650) 628-1500

            (Name, address and telephone number of agent for service)

                         CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------------
                                        Proposed                   Proposed
              Title of                   Maximum                    Maximum
             Securities                  Amount                    Offering                  Aggregate         Amount of
                to be                     to be                    Price Per                 Offering        Registration
             Registered                Registered                    Share                     Price              Fee
----------------------------------------------------------------------------------------------------------------------------
        Class A Common Stock           500,000/(1)/               $90.625/(2)/            $45,312,500/(2)/    $11,962.50
         ($0.01 par value)

----------------------------------------------------------------------------------------------------------------------------
The Index to Exhibits appears on sequentially numbered page 5.

         /(1)/ Shares available for issuance under the 2000 Employee Stock Purchase Plan as of July 27, 2000.

         /(2)/ Calculated solely for the purposes of determining the amount of the Registration Fee pursuant to Rule 457(c) on the basis of the average of the high and low trading prices of Registrant's Class A Common Stock on August 17, 2000.

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by Electronic Arts Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

         (a) The Registrants Annual Report on Form 10-K for Registrant's fiscal year ended March 31, 2000, which is Registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934, as amended.

         (c) The description of the Registrant's Class A Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission under Section 12 of the Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act of 1934, prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

ITEM 5.  EXPERTS.

         The validity of the issuance of the shares of Class A Common Stock offered hereby will be passed upon for the Registrant by Ruth A. Kennedy, Senior Vice President, General Counsel and Secretary of the Registrant.

ITEM 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

         The provisions of Section 145 of the Delaware general corporation Law and Section 6 of the Registrant's Bylaws provide for indemnification for expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that any person is or was a director, officer or employee of the Registrant. This indemnification may be sufficiently broad to permit indemnification of the Registrant's officers and directors for liabilities arising under the Securities Act of 1933, as amended. In addition, Article 8 of the Registrant's Amended and Restated Certificate of Incorporation provides that the Registrant's directors shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law or (iv) for any transactions for which the director derived an improper personal benefit. Article 8 of the Registrant's Amended and Restated Certificate of Incorporation further provides that if any amendment to the Delaware General Corporation Law further eliminates or limits the liability of a director of a corporation incorporated in Delaware, the liability of the Registrant's directors shall be eliminated to the fullest extent then permissible under Delaware law. The Registrant has entered into indemnity agreements with each of its current directors to give such directors additional contractual assurances regarding the scope of indemnification and liability limitation set forth in the Delaware General Corporation Law and the Registrant's Certificate of Incorporation and Bylaws. The Registrant maintains an insurance policy against claims regarding errors or omissions of any of Registrant's directors or executive officers while acting within the scope of their duties to the Registrant.

ITEM 8.  EXHIBITS
4.01 Registrant's 2000 Employee Stock Purchase Plan, (the "Plan") and related documents.
4.02    Registrant's Certificate of Incorporation (incorporated by reference to
        Exhibit 3.01 of Registrant's Current Report on Form 8-K filed with the Commission on October 16, 1991 (the "Form 8-K")).
4.03 Registrant's Certificate of Amendment to Certificate of Incorporation (incorporated by reference to Exhibit 4.01 to Registrant's Registration Statement on Form S-8 filed with the Commission on December 1, 1992 (File No. 33-55212).
4.04 Registrant's Amendment and Restatement of the Certificate of Incorporation filed with the Secretary of State of Delaware on March 22, 2000 (incorporated by reference to Exhibit 4.04 to Registrant's Registration Statement on Form S-8 filed with the Commission on June 16, 2000 (File No. 333-39432).
4.05 Registrant's Bylaws (incorporated by reference to Exhibit 3.02 of the Form 8-K).
5.01 Opinion of General Counsel regarding legality of the securities being issued.
23.01   Consent of General Counsel (included in Exhibit 5.01).
23.02   Consent of KPMG LLP, Independent Auditors.
24.01   Power of Attorney (see page 3).

ITEM 9.  UNDERTAKINGS

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information set forth in this Registration Statement.

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions of Item 6 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than by payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each individual and corporation whose signature appears below constitutes and appoints E. Stanton McKee and David L. Carbone and each of them, his or its true and lawful attorneys-in-fact and agents with full power of substitution, for him or it and in his or its name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement of Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or it might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Redwood City, State of California, on this 18th day of August 2000.

                               ELECTRONIC ARTS INC.

                       By: /s/ Ruth A. Kennedy
                           -----------------------------
                               Ruth A. Kennedy, Esq.
                               Sr. Vice President, General Counsel and Secretary

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name                                                          Title                                   Date
----                                                          -----                                   ----
Chief Executive Officer:

/s/  Lawrence F. Probst III
--------------------------------------------
Lawrence F. Probst III                                        Chairman, Board of                 August 18, 2000
                                                              Directors and
                                                              Chief Executive Officer

Principal Financial Officer:

/s/  E. Stanton McKee
--------------------------------------------
E. Stanton McKee, Jr.                                         Exec. Vice President,              August 18, 2000
                                                              Chief Financial and
                                                              Administrative Officer

Principal Accounting Officer:

/s/  David L. Carbone
--------------------------------------------
David L. Carbone                                              Vice President,                    August 18, 2000
                                                              Assistant Secretary

Directors:

/s/  M. Richard Asher                                         Director                           August 18, 2000
--------------------------------------------
M. Richard Asher

/s/  William J. Byron                                         Director                           August 18, 2000
--------------------------------------------
William J. Byron

/s/  Daniel H. Case III                                       Director                           August 18, 2000
--------------------------------------------
Daniel H. Case III

/s/  Gary M. Kusin                                            Director                           August 18, 2000
--------------------------------------------
Gary M. Kusin

/s/   Timothy J. Mott                                         Director                           August 18, 2000
--------------------------------------------
Timothy J. Mott

                                INDEX TO EXHIBITS

Exhibit
Number                     Description
------                     -----------

4.01 Registrant's 2000 Employee Stock Purchase Plan, (the "Plan") and related documents.
4.02    Registrant's Certificate of Incorporation (incorporated by reference to
        Exhibit 3.01 of Registrant's Current Report on Form 8-K filed with the Commission on October 16, 1991 (the "Form 8-K")).
4.03 Registrant's Certificate of Amendment to Certificate of Incorporation (incorporated by reference to Exhibit 4.01 to Registrant's Registration Statement on Form S-8 filed with the Commission on December 1, 1992 (File No. 33-55212).
4.04 Registrant's Amendment and Restatement of the Certificate of Incorporation filed with the Secretary of State of Delaware on March 22, 2000 (incorporated by reference to Exhibit 4.04 to Registrant's Registration Statement on Form S-8 filed with the Commission on June 16, 2000 (File No. 333-39432).
4.05 Registrant's Bylaws (incorporated by reference to Exhibit 3.02 of the Form 8-K).
5.01 Opinion of General Counsel regarding legality of the securities being issued.
23.01   Consent of General Counsel (included in Exhibit 5.01).
23.02   Consent of KPMG LLP, Independent Auditors.
24.01   Power of Attorney (see page 3).